CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 (Amendment No. 1) of our report dated July 24, 2012 with respect to the audited financial statements of Nexus Enterprise Solutions, Inc. as of December 31, 2011 and for the period from June 6, 2011 (inception) through December 31, 2011.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

January 25, 2013